SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ClearSign Combustion Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ClearSign Combustion Corporation
12870 Interurban Avenue South
Seattle, WA 98168

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of ClearSign Combustion Corporation on May 2, 2013, which will be held at our office at 12870 Interurban Avenue South, Seattle, Washington 98168 at 3:00 p.m. PDT. Enclosed with this letter are your Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy voting card. The Proxy Statement included with this notice discusses each of our proposals to be considered at the Annual Meeting. Please review our annual report for the year ended December 31, 2012 on our website at www.clearsign.com (under “Investors”).

At this year’s meeting, you will be asked to: (1) elect five directors to serve terms of one year each; (2) ratify the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2013; (3) approve the ClearSign Combustion Corporation 2013 Consultant Stock Plan; and (4) transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 6, 2013 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment and postponements thereof (the “Record Date”).

I hope that you attend the Annual Meeting in person. Whether or not you plan to be with us, please complete, sign, date, and return your voting card promptly in the enclosed envelope.

Sincerely,

/s/ Richard F. Rutkowski

Richard F. Rutkowski
President, Chief Executive Officer, and
Chairman of the Board of Directors

Seattle, Washington
March 28, 2013

ClearSign Combustion Corporation
12870 Interurban Avenue South
Seattle, WA 98168
Notice of Annual Meeting of Stockholders
to be held May 2, 2013

To the Stockholders of ClearSign Combustion Corporation:

The 2013 Annual Meeting of Stockholders will be held at our office at 12870 Interurban Avenue South, Seattle, Washington 98168 at 3:00 p.m. PDT on May 2, 2013. During the Annual Meeting, stockholders will be asked to:

(1)	Elect five directors to serve for terms of one year each or until the election and qualification of their successors;
(2)	Ratify the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2013;
(3)	Approve the ClearSign Combustion Corporation 2013 Consultant Stock Plan; and
(4)	Transact any other business properly brought before the Annual Meeting or any adjournments thereof.

If you are a stockholder as of March 6, 2013, you may vote at the meeting. The date of mailing this Notice of Meeting and Proxy Statement is on or about March 28, 2013.

By order of our Board of Directors

/s/ James N. Harmon

James N. Harmon
Chief Financial Officer and Corporate Secretary

THE PROXY PROCEDURE

This Proxy Statement and the accompanying proxy card are first being mailed, on or about March 28, 2013, to owners of shares of common stock of ClearSign Combustion Corporation (which may be referred to in this Proxy Statement as “we,” “us,” “ClearSign,” or the “Company”) in connection with the solicitation of proxies by our board of directors (“Board”) for our annual meeting of stockholders to be held on May 2, 2013 at 3:00 p.m. PDT at our office at 12870 Interurban Avenue South, Seattle, Washington 98168 (referred to as the “Annual Meeting”). This proxy procedure permits all stockholders, many of whom are unable to attend the Annual Meeting, to vote their shares at the Annual Meeting. Our Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. SIGNING AND RETURNING A PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2013: The Notice of Annual Meeting, Proxy Statement and 2012 Annual Report on Form 10-K are also available at www.clearsign.com, which does not have “cookies” that identify visitors to the site.

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ABOUT THE MEETING: QUESTIONS AND ANSWERS

What am I voting on?

At this year’s meeting, you will be asked to:

(1)	Elect five directors to serve for terms of one year each or until the election and qualification of their successors;
(2)	Ratify the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2013;
(3)	Approve the ClearSign Combustion Corporation 2013 Consultant Stock Plan; and
(4)	Transact any other business properly brought before the Annual Meeting or any adjournments thereof.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Stockholders of record at the close of business on March 6, 2013 (the “Record Date”) may vote at the Annual Meeting. Pursuant to the rights of our stockholders contained in our charter documents each share of our common stock has one vote. There were 8,782,015 shares of common stock outstanding on March 6, 2013. From April 18, 2013 through May 2, 2013, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call James N. Harmon, our Chief Financial Officer and Corporate Secretary, at (206) 673-4848 to arrange a visit to our offices. In addition, the list of stockholders will be available for viewing by stockholders at the Annual Meeting.

How do I vote?

You may vote over the Internet, by telephone, by mail or in person at the Annual Meeting. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Vote by Internet.  You can vote via the Internet at www.proxyvote.com. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on Wednesday, May 1, 2013. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

Vote by Telephone.  You can vote by telephone by calling the toll-free telephone number 1-800-690-6903. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on Wednesday, May 1, 2013. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

Vote by Mail.  If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to ClearSign Combustion Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Vote in Person at the Meeting.  If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

If you vote by any of the methods discussed above, you will be designating Richard F. Rutkowski, our President and Chief Executive Officer and/or James N. Harmon, our Chief Financial Officer and Corporate Secretary, as your proxy(-ies). They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.

Submitting a proxy will not affect your right to attend the Annual Meeting and vote in person.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions it provides.

Can I receive future materials via the internet?

If you vote by internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce the Company’s printing and postage costs in the future, as well as the number of paper documents you will receive.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Richard F. Rutkowski, our President and Chief Executive Officer and James N. Harmon, our Chief Financial Officer and Corporate Secretary, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares of common stock may be voted.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the nominated slate of directors (see Proposal 1); “FOR” the ratification of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (see Proposal 2) and “FOR” the approval of the ClearSign Combustion Corporation 2013 Consultant Stock Plan (see Proposal 3). We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions your bank, broker or other nominee provides.

You should instruct your bank, broker or other nominee how to vote your shares. If you do not give voting instructions to the bank, broker or other nominee, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters. Under the regulations applicable to New York Stock Exchange member brokerage firms (many of whom are the record holders of shares of our common stock), the uncontested election of directors is no longer considered a routine matter. Matters related to executive compensation are also not considered routine. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your broker or other nominee instructions on how to vote your shares with respect to these matters, votes may not be cast on your behalf. If your bank, broker or other nominee indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Broker non-votes will be counted as present for purposes of determining whether enough votes are present to hold our Annual Meeting, but a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a majority of the votes cast. With respect to a proposal that requires a favorable vote of a majority of the outstanding shares, a broker non-vote has the same effect as a vote against the proposal.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	Notifying our Corporate Secretary, James N. Harmon, in writing at 12870 Interurban Avenue South, Seattle, WA 98168, that you are revoking your proxy;
•	Submitting a proxy at a later date via the Internet, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or
•	Attending and voting by ballot at the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee, you should check with your bank, broker or other nominee and follow the voting instructions provided by your bank, broker or other nominee.

Who will count the votes?

Our Chief Financial Officer and Corporate Secretary, James N. Harmon, will act as the inspector of election and count the votes, with the assistance of reports provided by VStock Transfer LLC, our stock transfer agent.

What constitutes a quorum?

The holders of a majority of the Company’s eligible votes as of the record date, either present or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Election of Directors.  For Proposal 1, the election of directors, the nominees will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. You may choose to vote, or withhold your vote, separately for each nominee. A properly executed proxy or voting instructions marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

Ratification of the Appointment of Independent Registered Public Accounting Firm.  For Proposal 2, the affirmative vote of the holders of shares of stock entitled to vote must exceed the votes cast against the proposal for the proposal to be approved.

Approval of the ClearSign Combustion Corporation 2013 Consultant Stock Plan.  For Proposal 3, the affirmative vote of the holders of shares of stock entitled to vote must exceed the votes cast against the proposal for the proposal to be approved.

Other Proposals.  Any other proposal that might properly come before the meeting will require the affirmative vote of the holders of shares of common stock entitled to vote to exceed the votes cast against the proposal for the proposal to be approved, except when a different vote is required by law, our certificate of incorporation or our Bylaws. On any such proposal, abstentions will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.

Abstentions and broker non-votes with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting with respect to any of the Proposals.

What percentage of our common stock do our directors and officers own?

As of March 6, 2013, our current directors and executive officers beneficially owned approximately 24.2% of our common stock outstanding. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 20 for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our Board, through our directors, officers, and employees, are soliciting proxies primarily by mail and the Internet. Further, proxies may also be solicited in person, by telephone, or facsimile. We will pay the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

Who is our Independent Registered Public Accounting Firm, and will they be represented at the Annual Meeting?

Gumbiner Savett Inc. served as the independent registered public accounting firm auditing and reporting on our financial statements for the fiscal year ended December 31, 2012 and has been appointed to serve as our independent registered public accounting firm for 2013. We expect that representatives of Gumbiner Savett Inc. will not be present at the Annual Meeting.

What are the recommendations of our Board?

The recommendations of our Board are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

•	FOR the election of the nominated directors (see Proposal 1);
•	FOR the ratification of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (see Proposal 2).
•	FOR the approval of the ClearSign Combustion Corporation 2013 Consultant Stock Plan (see Proposal 3).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

GOVERNANCE OF THE COMPANY

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the Washington Business Corporation Act and our Bylaws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management, and by participating in meetings of the Board and its Committees.

Stockholders may communicate with the members of the Board, either individually or collectively, or with any independent directors as a group by writing to the Board at 12870 Interurban Avenue South, Seattle, WA 98168. These communications will be reviewed by the office of the Corporate Secretary who, depending on the subject matter, will (a) forward the communication to the director or directors to whom it is addressed or who is responsible for the topic matter, (b) attempt to address the inquiry directly (for example, where it is a request for publicly available information or a stock related matter that does not require the attention of a director), or (c) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each meeting of the Nominating and Corporate Governance Committee, the Corporate Secretary presents a summary of communications received and will make those communications available to any director upon request.

Independence of Directors

The Nominating and Corporate Governance Committee operates pursuant to a charter, which can be viewed on our website at www.clearsign.com (under “Investors”). In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”). Pursuant to these rules, the Board concluded its annual review of director independence in February 2013. After considering all relevant facts and circumstances, the Board affirmatively determined that all of the directors then serving on the Board, including those nominated for election at the Annual Meeting with the exception of Richard F. Rutkowski, who is employed as our Chief Executive Officer and President, and David B. Goodson, who consults for us as our Chief Science Officer, are independent of us under NASDAQ’s rules.

Board Meetings and Committees of our Board

The Board has three standing committees which have members (Stephen E. Pirnat, Lon E. Bell, and Scott P. Isaacson) which satisfy the independence standards of the Securities Exchange Act of 1934 and NASDAQ’s rules: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Mr. Pirnat is Chairman of the Audit Committee, Dr. Bell is Chairman of the Compensation Committee, and Mr. Isaacson is Chairman of the Nominating and Corporate Governance Committee. During the year ended December 31, 2012, the Board held three meetings, the Audit Committee held four meetings, the Compensation Committee held three meetings, and the Nomination and Corporate Governance Committee held two meetings. Each of our directors attended at least 75% of the aggregate Board meetings and meetings of the Board committee(s) of which he is a member. We do not have a policy with regard to Board attendance at the Annual Meeting. Prior to becoming a publicly traded company, our annual meeting was conducted by written consent of our stockholders.

Audit Committee

The Audit Committee consists of three non-employee directors, all of whom are “independent” as defined under section 5605 (a)(2) of the NASDAQ Listing Rules. In addition, the Board has determined that Steven E. Pirnat, the Chairman of our Audit Committee, qualifies as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (SEC). The Audit Committee operates pursuant to a charter, which can be viewed on our website at www.clearsign.com (under “Investors”). The Audit Committee met four times during 2012 with all members in attendance at each meeting. The role of the Audit Committee is to:

•	oversee management’s preparation of our financial statements and management’s conduct of the accounting and financial reporting processes;
•	oversee management’s maintenance of internal controls and procedures for financial reporting;

•	oversee our compliance with applicable legal and regulatory requirements, including without limitation, those requirements relating to financial controls and reporting;
•	oversee the independent auditor’s qualifications and independence;
•	oversee the performance of the independent auditors, including the annual independent audit of our financial statements;
•	prepare the report required by the rules of the SEC to be included in our Proxy Statement; and
•	discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law, rule or regulation.

Compensation Committee

The Compensation Committee consists of three non-employee directors, all of whom are “independent” as defined in section 5605(a)(2) of the NASDAQ Listing Rules. The Compensation Committee met three times during 2012 with all members in attendance at each meeting. The role of the Compensation Committee is to:

•	develop and recommend to the Board the annual compensation (base salary, bonus, stock options and other benefits) for our President/Chief Executive Officer;
•	review, approve and recommend to the Board the annual compensation (base salary, bonus and other benefits) for all of our executives;
•	review, approve and recommend to the Board the aggregate number of equity awards to be granted to employees below the executive level;
•	ensure that a significant portion of executive compensation is reasonably related to the long-term interest of our stockholders; and
•	prepare certain portions of our annual Proxy Statement, including an annual report on executive compensation.

A copy of the charter of the Compensation Committee is available on our website at www.clearsign.com (under “Investors”).

The Compensation Committee may form and delegate a subcommittee consisting of one or more members to perform the functions of the Compensation Committee. The Compensation Committee may engage outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation expert or consultant to be used to provide advice on compensation levels or assist in the evaluation of director, President/Chief Executive Officer or senior executive compensation, including sole authority to approve the fees of any expert or consultant and other retention terms. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer with respect to the compensation packages of our other executive officers.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, or the “Governance Committee”, consists of three independent directors, as that term is defined in section 5605(a)(2) of the NASDAQ Listing Rules. The Governance Committee met two times during 2012 with all members in attendance at each meeting. The role of the Governance Committee is to:

•	evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease;
•	determine the desired skills and attributes of members of the Board, taking into account the needs of the business and listing standards;
•	establish criteria for prospective members, conduct candidate searches, interview prospective candidates, and oversee programs to introduce the candidate to us, our management, and operations;

•	review planning for succession to the position of Chairman of the Board and Chief Executive Officer and other senior management positions;
•	annually recommend to the Board persons to be nominated for election as directors;
•	recommend to the Board the members of all standing Committees;
•	adopt or develop for Board consideration corporate governance principles and policies; and
•	periodically review and report to the Board on the effectiveness of corporate governance procedures and the Board as a governing body, including conducting an annual self-assessment of the Board and its standing committees.

A copy of the charter of the Governance Committee is available on our website at www.clearsign.com (under “Investors”).

Policy with Regard to Security Holder Recommendations

The Governance Committee does not presently have a policy with regard to consideration of any director candidates recommended by security holders. No security holder (other than members of the Governance Committee) has recommended a candidate to date. The Governance Committee plans to adopt a policy prior to the next annual meeting of our security holders.

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should have substantial experience with one or more publicly traded companies or should have achieved a high level of distinction in their chosen fields. The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in combustion, technology; air pollution control and air emission regulation, intellectual property, start-up companies, research and development, strategic planning, business development, compensation, finance, accounting and banking.

In evaluating nominations to the Board of Directors, the Governance Committee also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. The Governance Committee took these specifications into account in formulating and re-nominating its present Board members. The current director candidates were recommended by the Governance Committee which is comprised of the three non-management directors.

Compensation Committee Interlocks and Insider Participation

During 2012, Lon E. Bell (Chair), Steven E. Pirnat, and Scott P. Isaacson served on the Compensation Committee. None of these individuals has ever been an officer or employee of ours. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or the Compensation Committee.

Code of Conduct

We adopted a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to our principal executive officer and principal financial and accounting officer and any persons performing similar functions. In addition, the Code of Ethics applies to our employees, officers, directors, agents and representatives. The Code of Ethics requires, among other things, that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest. The Code of Ethics is available on our website at www.clearsign.com (under “Investors”).

Risk Oversight

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to a Board committee or the full Board for oversight as follows:

Full Board — Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

Audit Committee — Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Governance Committee — Risks and exposures relating to corporate governance and management and director succession planning.

Compensation Committee — Risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

Board Leadership Structure

The Chairman of the Board presides at all meetings of the Board. The Chairman is appointed on an annual basis by at least a majority vote of the remaining directors.

Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Board would only approve a related party transaction that was in the best interests of, and fair to, the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.

Compliance with Section 16 of the Exchange Act

Based solely upon a review of Forms 3, 4 and 5 furnished to the Company, the Company believes that all of its directors, officers and applicable stockholders timely filed these reports, with the exception of James N. Harmon who failed to timely file one Form 4. The report was filed 18 days after the due date. The transactions related to the cancellation of a stock award previously granted to Mr. Harmon and the grant of a new award. Both awards were made from the Company's 2011 Equity Incentive Plan. The cancellation of the original award and the grant of the new award did not result in a change to the number of shares of common stock Mr. Harmon owned on the date the transactions occurred.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election

The Board currently has five members. Our Board, upon the recommendation of the Governance Committee, has nominated each of our incumbent directors for re-election at the Annual Meeting. Each nominee has agreed, if elected, to serve a one-year term or until the election and qualification of his successor. If any nominee is unable to stand for election, which circumstance we do not anticipate, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute nominee.

If a quorum is present at the Annual Meeting, then nominees will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. There is no cumulative voting in the election of directors.

The following biographical information is furnished as to each nominee for election as a director:

Richard F. Rutkowski, 57, President, Chief Executive Officer, and Chairman of the Board of Directors

Biographical information for Mr. Rutkowski is set forth under “Executive Compensation and Related Information”.

Lon E. Bell, Ph.D., 72, Director and Chairman of the Compensation Committee

Dr. Bell became a director of our Company in November 2011. He founded Gentherm Inc., formerly known as Amerigon Inc., in 1991 and was a consultant to Gentherm from December 2010 to December 2012. Dr. Bell has served many roles at Gentherm, including Chief Technology Officer until December 2010, Director of Technology until 2000, Chairman and Chief Executive Officer until 1999, and President until 1997. Dr. Bell served as the Chief Executive Officer and President of BSST LLC, a subsidiary of Gentherm from September 2000 to December 2010. He served as a Director of Gentherm from 1991 to 2012. Previously, Dr. Bell co-founded Technar Incorporated, which developed and manufactured automotive components, and served as Technar’s Chairman and President until selling majority ownership to TRW Inc. in 1986. Dr. Bell continued managing Technar, then known as TRW Technar, as its President until 1991. He co-founded Mahindra REVA Electric Vehicle Pvt Ltd in 1994 and serves as a Director. He has been a member of the Scientific Advisory Board of Nextreme Thermal Solutions, Inc. from 2006 to 2012. He has served as a director for each of Ideal Power Converters, Inc. and Aura Systems Inc. since 2012. Through 2012, Dr. Bell was a director of the non-profit CALSTART. Dr. Bell is a leading expert in the mass production of vehicle sensors and thermoelectric products. He has authored more than 20 publications in the areas of thermodynamics of thermoelectric systems, automotive crash sensors, and other electronic and electromechanical devices. Five of his inventions have gone into mass production and dominated their target markets. Dr. Bell received a BSc. in Mathematics, an MSc. in Rocket Propulsion, and a Ph.D. in Mechanical Engineering from the California Institute of Technology. Dr. Bell’s recognized technological expertise in the field of thermodynamics and his demonstrated ability to commercialize inventions led us to conclude that he would be a valuable addition to our Board.

David B. Goodson, 70, Chief Science Officer and Director

Mr. Goodson became a director of our Company in January 2008 and was appointed as Chief Science Officer in February 2008. Mr. Goodson is also Executive Director of the Alternative Energy Resources Alliance (AERA), a Washington State non-profit foundation dedicated to the development of new forms of energy and electromechanical conversion technology. Mr. Goodson founded AERA in 2002. Mr. Goodson is also President and a Director of Transvolt International Energy Corporation, a technology start-up formed in June 2012. During his career, Mr. Goodson has led the development and commercialization of a diverse array of technologies including electro-optic polymer materials, advanced combustion systems and fermentation technologies. He has also been a technology advisor and consultant to several other companies in related areas. As founder of Air Pollution Systems, Inc., Mr. Goodson invented and co-developed with the Electric Power Research Institute a novel pre-charger device to increase the effectiveness of electrostatic precipitators. The company was acquired in 1978 by the Linde division of Union Carbide and the technology remains an industry standard in the reduction of particulate emissions resulting from industrial-scale combustion. Earlier in his career, Mr. Goodson was a senior manager at Boeing Aerospace where he was responsible for development efforts at subcontractors such as Bendix, Sperry and IBM, and was granted the US Government’s highest level of security clearance for his work in the defense arena. Mr. Goodson’s scientific interests began in high school when he placed at the top of the 1962 National Science Fair-International for his presentation “DNA Mechanisms in Viral Infections” after he corresponded with James Watson and Francis Crick, co-discoverers of the structure of DNA. He was also awarded the Patriotic Civilian Service Award by the United States Army for his work. Mr. Goodson is a named inventor on issued United States patents US 4,093,430 (later re-issued under US 4,110,086) and US 5,702,244, and has collaborated on the development of numerous other patents, including US 4,675,029. In light of Mr. Goodson’s extensive science background and his experience in developing and successfully commercializing new technologies, we believe that his membership on our board of directors is of high value to the Company.

Scott P. Isaacson, 64, Director and Chairman of the Nominating and Corporate Governance Committee

Mr. Isaacson became a director of our Company in November 2011. He has over 33 years of experience in advising and representing businesses in managing their programs related to environmental, legal and regulatory risk issues. Since 2000, he has held the position as Vice President with California Portland Cement Company where he oversees the environmental programs for this construction materials manufacturing company with operations located in the Western United States. Mr. Isaacson is an experienced legal expert on a broad knowledge of environmental compliance requirements for major federal environmental laws and programs as well as related state programs. He has been the principal advising attorney on environmental issues for complex, multi-program projects to include remediation of federal and state cleanup sites, development projects, industrial air emissions, and, more recently, federal and state actions to regulate greenhouse gases. In his prior position as a partner with the Seattle law firm of Bogle and Gates, he advised clients on federal, state and local environmental compliance, land use, government contractor liability and exposure to toxic or hazardous materials as well as issues related to individual and corporate civil and criminal liability under environmental laws. Clients included local governments and a number of large and mid-size businesses and companies involved in manufacturing, production, and service. Previous to that, he was the Chief of the Environmental Law Division at the Department of the Army and the senior attorney responsible for advising commands throughout the United States on environmental policy and compliance issues arising from Army activities, and handled or supervised complex and significant environmental actions that were under the scrutiny of federal, state, and local regulators as well as interested private environmental organizations. Mr. Isaacson holds a BSc. from the U.S. Military Academy at West Point and a Juris Doctor from the University of Washington. He is a member of the bar for United States Supreme Court, the Supreme Court of the State of Washington, and the District of Columbia Court of Appeals. Mr. Isaacson’s business experience and legal expertise in the field of environmental compliance led us to conclude that he would be a valuable addition to our Board.

Stephen E. Pirnat, 61, Director and Chairman of the Audit Committee

Mr. Pirnat became a director of our Company in November 2011. Since September 2009, Mr. Pirnat has held the position of President of Quest Integrated Inc., a technology incubator and boutique private equity firm, and the President & CEO of the newly formed Quest Metrology Group LLC. From February 2000 to September 2009, Mr. Pirnat served as President & CEO of the John Zink Company, LLC, a wholly owned subsidiary of Koch Industries and a worldwide leader in the supply of combustion and air pollution control equipment to the energy industry. In that former capacity, Mr. Pirnat was a Board member of Quest Integrity Group. Mr. Pirnat, a long-time executive with Ingersoll-Rand and Ingersoll-Dresser Corporation, went to John Zink from a previous post as President & CEO of Pangborn Corporation, a leading supplier of surface preparation equipment and associated services to the automotive and aircraft industries. Mr. Pirnat began his career as an applications engineer with the Pump and Condenser Group of Ingersoll-Rand, where he advanced through a variety of sales, marketing, engineering, and operational positions with that company and its successor, Ingersoll-Dresser. These positions included Vice President of Ingersoll-Rand’s Standard Products Division, Vice President of Marketing for Ingersoll-Dresser Pumps, President of Ingersoll-Dresser Pumps Canada Ltd., and Vice President & General Manager of Ingersoll-Rand Engineered Equipment Division. Since 2012, Mr. Pirnat has served as a director for Enertechnix, Inc. Mr. Pirnat holds a BSc. in Mechanical Engineering from the New Jersey Institute of Technology. Mr. Pirnat’s technological expertise and business experience in the combustion and air pollution control industry led us to conclude that he would be a valuable addition to our Board.

Director Compensation for 2012

The following Director Compensation Table sets forth information concerning compensation for services rendered by our independent directors for fiscal year 2012. The amounts represented in the “Option Awards” column reflects the stock compensation expense recorded by the Company and does not necessarily equate to the income that will ultimately be realized by the director for such awards.

Director Summary Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Lon E. Bell, Ph.D.	$34,247	$34,249	$—	$—	$—	$—	$68,496
Scott P. Isaacson	34,247	34,249	—	—	—	—	68,496
Stephen E Pirnat	34,247	34,249	—	—	—	—	68,496
	$102,741	$102,747	$—	$—	$—	$—	$205,488

(1)	Amounts reflect restricted stock awards granted for fiscal year 2012. The amounts represent the aggregate grant date fair value of the awards granted to each named director computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718). The restricted stock awards granted on June 3, 2012 vested ratably at June 30, September 30, and December 31, 2012.

Compensation of Directors

ClearSign’s director compensation program for independent directors consists of cash and equity-based compensation. The equity component of the Company’s director compensation program is designed to build an ownership stake in the Company while conveying an incentive to directors relative to the returns recognized by our shareholders.

Under provisions adopted by the Board of Directors, each independent director receives quarterly compensation of $12,500 in cash and $12,500 worth of common stock commencing from the date the Company completed its initial public offering on April 25, 2012. Common stock is granted at the closing market price of the Company’s stock on the day of grant under the 2011 Equity Incentive Plan annually and escrowed for quarterly distribution.

The Company's non-independent directors currently do not receive an annual stipend. All directors are reimbursed for ordinary and reasonable expenses incurred in exercising their responsibilities in accordance the Company’s expense reimbursement procedure applicable to all employees of the Company.

The independent directors are not eligible to participate in the Company’s employee benefit plans, including the retirement plan.

Vote and Recommendation

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote on the nominees will be required to approve each nominee. This means that the five nominees with the most votes for election will be elected.

Our Board recommends a vote “FOR” each of the nominees.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

The Audit Committee of the Board has:

•	reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2012 with management;
•	discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
•	received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Accounting Oversight Board regarding the independent auditors communications with the Audit Committee concerning independence, and has discussed with Gumbiner Savett Inc. matters relating to its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the financial statements audited by Gumbiner Savett Inc. for the fiscal year ended December 31, 2012 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee of the Board

Stephen E. Pirnat, Chairman
Scott P. Isaacson
Lon E, Bell, Ph.D.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Gumbiner Savett Inc. as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2013. Gumbiner Savett Inc. has served as our independent registered public accounting firm since 2011.

Stockholder ratification of the selection of Gumbiner Savett Inc. as our independent registered public accounting firm is not required by our Bylaws or the Washington Business Corporation Act. The Board seeks such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of Gumbiner Savett Inc. as our independent registered public accounting firm, the Board will reconsider whether to retain that firm for fiscal year 2013. In making its recommendation to the Board that stockholders ratify the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2013, the Audit Committee considered whether Gumbiner Savett Inc.’s provision of non-audit services is compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee approved the audit fees, audit-related fees, tax fees and all other fees described below and believes such fees are compatible with the independence of Gumbiner Savett Inc.

	2012	2011
Audit Fees	$40,355	$36,726
Audit Related Fees	4,900	10,807
Tax Fees	2,149	6,000
All Other Fees	13,344	—

Audit Fees.  The “Audit Fees” are the aggregate fees of Gumbiner Savett Inc. attributable to professional services rendered in 2012 and 2011 for the audit of our annual financial statements and for review of financial statements included in our quarterly reports on Form 10-Q or for services that are normally provided by Gumbiner Savett Inc.in connection with statutory and regulatory filings or engagements for those fiscal years. These fees include fees billed for professional services rendered by Gumbiner Savett Inc. for the review of registration statements or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees.  Gumbiner Savett Inc. performed professional services in association with the initial public offering filed in November 2011 including amendments filed through the effective date of April 25, 2012 that were reasonably related to the performance of the audit or review of financial statements that are not included under Audit Fees above.

Tax Fees.  Gumbiner Savett Inc. billed for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees.  Gumbiner Savett Inc. performed customary agreed upon professional services in connection with our initial public offering.

Pre-approval Policies and Procedures

The Audit Committee is required to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service must report the pre-approval to the full Audit Committee at its next scheduled meeting. The required pre-approval policies and procedures were complied with during 2012 and 2011.

Gumbiner Savett Inc. Representatives at Annual Meeting

We expect that representatives of Gumbiner Savett Inc. will not be present at the Annual Meeting.

Vote Required and Recommendation

The affirmative vote of the holders of shares of common stock entitled to vote must exceed the votes cast against this proposal for the proposal to be approved.

The Board recommends that stockholders vote “FOR” ratification of the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2013 as described in this Proposal 2.

PROPOSAL 3 — APPROVAL OF THE CLEARSIGN COMBUSTION CORPORATION 2013 CONSULTANT STOCK PLAN

We are asking our stockholders to approve the ClearSign Combustion Corporation 2013 Consultant Stock Plan (the “Plan”), pursuant to which 75,000 shares of the Company's common stock will be reserved for issuance as stock grants (“Awards”). On March 18, 2013, our Board adopted the Plan to allow the Company to issue unregistered shares of our common stock to compensate individuals who provide us with capital raising and investor relations services and services related to making a market in or promoting the Company's securities, subject to and in compliance with applicable federal and state securities laws. A copy of the full text of the Plan is available for review at our principal offices and we will furnish a copy to our stockholders without charge upon written request directed to ClearSign Combustion Corporation, 12870 Interurban Avenue South, Seattle, WA 98168, Attention: Corporate Secretary.

The following summary describes the material features of the Plan. The summary, however, does not purport to be a complete description of all the provisions of the Plan.

Description of the Plan

The Plan provides for the granting of shares of common stock to consultants who provide us with capital raising and investor relations services and services related to making a market in or promoting the Company's securities (the “Recipients”). None of our officers, directors or employees will be entitled to receive awards from the Plan. The Company reserved 75,000 shares of common stock for issuance under the Plan (the “Plan Shares”). The Plan provides for periodic increases in the number of authorized shares available for issuance under the Plan on the first day of each of the Company’s fiscal quarters beginning April 1, 2013. The quarterly increases are equal to 1% of any new shares subsequently issued by the Company or such lesser amount as the Board of Directors shall determine. If Plan Shares are forfeited, repurchased, or otherwise reacquired by the Company, such Plan Shares will again become available for sale or award under the Plan. The Compensation Committee of the Board of Directors is authorized to administer the Plan and establish the grant terms, including the grant price, vesting period and exercise date.

Each sale or award of Plan Shares under the Plan is made pursuant to the terms and conditions provided for in an award agreement (an “Award Agreement”) entered into by the Company and the individual Recipient. There have been no awards made from the Plan.

The number of Plan Shares covered by each outstanding Award Agreement shall be proportionately adjusted for (a) any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or similar transaction affecting the common stock or (b) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company.

The Plan may be amended, suspended or terminated by the Board at any time and for any reason.

Vote Required and Recommendation

The affirmative vote of the holders of shares of stock entitled to vote must exceed the votes cast against the proposal for the proposal to be approved.

The Board recommends that stockholders vote “FOR” the approval of the ClearSign Combustion Corporation 2013 Consultant Stock Plan as described in this Proposal 3.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

We are an emerging growth company, as defined under the Jumpstart Our Business Startups Act of 2012 (the JOBS Act), and are subject to reduced public company reporting and shareholder voting requirements, including exemption from “say-on-pay”. The Company will remain an emerging growth company until December 31, 2017, although it will lose that status sooner if its revenues exceed $1 billion, if it issues more than $1 billion in non-convertible debt in a three year period, or if the market value of its common stock that is held by non-affiliates exceeds $700 million as of any June 30.

Executive Officers

Richard F. Rutkowski, 57, President, Chief Executive Officer, and Chairman of the Board of Directors

Mr. Rutkowski became a director of our Company in January 2008 and was appointed as Chairman and Chief Executive Officer in February 2008. Prior to joining ClearSign, Mr. Rutkowski was a co-founder of Microvision, Inc., a leader in optical beam-scanning display and imaging systems and served as the company’s Chief Executive Officer and Director from September 1995 until January 2006. In January 2000, Mr. Rutkowski co-founded Lumera Corporation, a leading developer of a broad range of devices used in optical communications, biomedical analysis and broadband imaging that are based on the company’s proprietary nano-materials and electro-optic polymers. Mr. Rutkowski served as Vice-Chairman of the Lumera’s board from January 2000 until May 2006. From May 2006 to February 2008, Mr. Rutkowski conducted management, finance, and marketing consultancy doing business under the name of Ormont and in 2012 he formed Ormont LLC. From November 1992 to May 1994, Mr. Rutkowski served as Executive Vice President of Medialink Technologies Corporation (formerly Lone Wolf Corporation), a developer of high-speed digital networking technology for multimedia applications in audio-video computing, consumer electronics, and telecommunications. From February 1990 to April 1995, Mr. Rutkowski was a principal of Rutkowski, Erickson, Scott, a business development consulting firm. He has served as a director of Ideal Power Converters, Inc. since 2012. Mr. Rutkowski has acquired substantial domain expertise in electronic displays, information visualization and visual interface design, mobile computing, MEMS technology and optical MEMS technology, nano-materials and electro-optic materials technology, electro-optical component and systems technology and communications network protocols. Mr. Rutkowski has served several times as an invited member of National Technology Transfer Center’s Advisory Panel. He has frequently been featured as a speaker or panelist at technology and business conferences, and has appeared on local and national television numerous times. He was honored as a Technology Pioneer at the World Economic Forum in 2002 and has been acknowledged by the University of Washington for his support of the University’s research efforts. Mr. Rutkowski attended the University of Chicago and has extensive experience in starting and building technology businesses. For these reasons we believe that Mr. Rutkowski is a valuable addition to our Board.

Joseph Colannino, 56, Chief Technology Officer

Mr. Colannino became Chief Technology Officer of our Company in May 2011. Prior to joining ClearSign, from December 2006 to February 2011, Mr. Colannino was director of Research and Development at John Zink Company, LLC, a wholly owned subsidiary of Koch Industries and a worldwide leader in the supply of combustion and air pollution control equipment to the energy industry. During that time his responsibilities were expanded to lead global R&D efforts. As head of global R&D, his responsibilities included management of intellectual property, oversight of John Zink’s testing facility and of the John Zink Institute, which trains more than 1,000 students per year in various aspects of combustion. From November, 2005 to November 2006, Mr. Colannino headed knowledge management efforts at John Zink. Mr. Colannino has more than 25 years in the combustion industry and has authored or contributed to several books including Industrial Combustion Testing, The Air Pollution Control Guide, The John Zink Combustion Handbook and Modeling of Combustion Systems — A Practical Approach. He is a registered professional engineer and has written and reviewed problems appearing on the NCEES professional engineering exam, given in all 50 states for professional engineering licensure. Mr. Colannino’s areas of expertise include R&D management, combustion, pollutant formation and control, and statistical experimental design. Past and present memberships include the American Institute of Chemical Engineers, the American Chemical Society, the Air and Waste Management Association, the American Statistical Association and the National Association of Professional Engineers. Mr. Colannino received a BSc. from the California Polytechnic University in Pomona, and a Masters in Knowledge Management from the University of Oklahoma.

James N. Harmon, 53, Chief Financial Officer and Corporate Secretary

Mr. Harmon was appointed as our Chief Financial Officer in June 2011 and as our Secretary in November 2011. Prior to joining ClearSign, Mr. Harmon was Chief Financial Officer of Sahale Snacks, Inc., a premium snack manufacturer located in Seattle, from September 2010 until June 2011. He was responsible for all financial matters including acquisition of commodities. From November 2008 to September 2010, Mr. Harmon was a financial and real estate consultant for various businesses, including Sahale Snacks. From January 1992 to November 2008, Mr. Harmon held senior management positions and was Treasurer and Secretary of Sabey Corporation, a Seattle-based real estate and investment company that is among the nation’s largest data center landlords. Mr. Harmon was Chief Financial Officer from January 1992 to August 2003 and Senior Vice President-Investments from September 2003 to November 2008. Mr. Harmon was responsible for all financial matters including transactions and financings for sizable commercial properties and both publicly and privately traded securities. Prior to his hiring, Mr. Harmon assisted Sabey Corporation in the initial public offering of one of its affiliates, Sun Sportswear, Inc. Previously, Mr. Harmon was a certified public accountant with Price Waterhouse from 1982 to 1989 where he became an Audit Manager specializing in the manufacturing and retail industries, including SEC registrants filing under the 1933 and 1934 Acts. Mr. Harmon received a B.A. in Business Administration/Accounting from Washington State University.

Andrew U. Lee, 61, Senior Vice President of Business Development

Mr. Lee was appointed as our Senior Vice President, Business Development in May 2011. Prior to joining ClearSign, he was Senior Vice President, Sales and Business Development for Adapx, Inc. from July 2008 to May 2011. At Adapx, Mr. Lee had overall P&L and revenue responsibility, assisted with three product launches, and developed OEM relationships in the medical, commercial and defense industries. From November 2006 to May 2008, Mr. Lee was Senior Vice President, Sales for Zonar Systems, Inc., with overall revenue responsibility. From January 2006 to November 2006, he was a partner with Paladin Partners, an early stage business consulting enterprise. From June 1999 to January 2006, Mr. Lee was Vice President, Sales of Microvision, Inc., where he developed numerous channel partners in the US, Europe and Asia. During his tenure, Microvision was awarded the “Fast 50” designation from Deloitte & Touche for sales growth in Washington State. Mr. Lee has extensive experience in the aerospace, defense, retail, transportation and medical sectors and expertise in sales force leadership, and the formation of strategic alliances and contract negotiation. Mr. Lee has a B.A. in Political Science from the University of California, Berkeley.

Geoffrey D. Osler, 47, Chief Marketing Officer

Mr. Osler was appointed as our Chief Marketing Officer in February 2008. He also served as a director from February 2008 until February 2011. From May 2006 to February 2008, Mr. Osler conducted management, finance, and marketing consultancy with Mr. Rutkowski doing business under the name of Ormont. From May 2007 until December 2009, he served as Vice President of Marketing and as a Director of Syngence Corporation, a Dallas, Texas based electronic discovery software company. From February 1999 until March 2006, he was Group Marketing Manager, Internet Products, and later Director of Partner Marketing for Adobe Systems, Inc. where he was responsible for worldwide programs with membership in excess of 10,000 developers, service providers, and certified training centers. From 1996 to 1999, Mr. Osler headed marketing and business development for Baseview Products, Inc., a division of Harris Corporation and a major systems integrator in the newspaper industry. Mr. Osler has managed marketing teams in Europe, Asia and the Middle East in addition to the United States and Canada. Mr. Osler was co-founder and marketing director of Crosstree Systems Inc., the developer of Target, one of the world’s first daily, industry-specific email news services. In 1994 at Science and Information Technology, Ltd., Mr. Osler was part of the team that created MAPS, one of the first software systems to enable web-based image searching and content management. Mr. Osler concluded agreements placing MAPS at some of the world’s leading publications including The Times of London, The Daily Mirror and The Economist. From 1992 to 1994, at the beginning of the shift to a free market, Mr. Osler worked for Apple Computer in Warsaw, Poland with responsibility for product localization and securing exclusive distribution agreements with leading U.S. software and hardware manufacturers. Mr. Osler has a B.A. in Political Science and Journalism from the University of Western Ontario.

Roberto Ruiz, Ph.D., 56, Senior Vice President of Product Development

Dr. Ruiz was appointed as our Senior Vice President, Product Development in November 2012 after providing consulting services to the Company since June 2012. Prior to joining ClearSign, from November 2010 to May 2012, he was President and Chief Operating Officer of OnQuest, Inc., a division of Primoris Services Corporation, and a provider of engineering, procurement and construction services for fired heaters used primarily in refinery applications, waste heat recovery units and liquid natural gas, hydrogen, ammonia and bio-fuels plants. Previously, from January 1997 to October 2010, he served in various positions and concluded as Vice President of the Process Burners Group at John Zink Company LLC, a wholly owned subsidiary of Koch Industries and a worldwide leader in the supply of combustion and air pollution control equipment to the energy industry, where he had full operating responsibility for the company's original product line. His customers included most major domestic and international oil companies and OEMs. As an executive manager, Dr. Ruiz formed and led highly successful teams of engineers, process engineers, project managers, and aftermarket sales and field service professionals. He had previously been VP Technology and Commercial Development at John Zink where he was responsible for all R&D as well as the management of the company's intellectual property portfolio. Prior to joining John Zink in 1997, Dr. Ruiz worked with the Gas Research Institute and later with Air Liquide, where he was commercial and marketing manager in the Glass Group. Dr. Ruiz has extensive experience in process design, environmental controls, fuels, gas separation, heat transfer, fluid mechanics and advanced diagnostics. Dr. Ruiz earned M.S. and Ph.D. degrees in mechanical engineering from the University of Minnesota and a B.S. in engineering with honors at the University of California, Los Angeles. He also earned an MBA at the University of Chicago Booth School of Business.

Summary Compensation Table for 2012 and 2011

The table below summarizes the total compensation paid to or earned by our Chief Executive Officer, who is our principal executive officer, our Chief Marketing Officer, who was also our principal financial officer through June 2011, our Chief Financial Officer, who was hired in June 2011 and is our current principal financial officer, and our Chief Technology Officer. The amounts represented in the “Option Awards” and the “Stock Awards” columns reflect the stock compensation expense recorded by the Company pursuant to ASC Topic 718 and does not necessarily equate to the income that will ultimately be realized by the named executive officers for such awards. These individuals are sometimes referred to in this report as the “Named Executive Officers” or “NEOs”.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)		Option Awards(2)	All Other Compensation(3)	Total
Richard F. Rutkowski President, Chief Executive Officer, and Chairman of the Board of Directors	2012	$350,000	$262,544	(5)	$—		$—	$21,719	$634,263
	2011	330,000	13,750		—		91,801	14,100	449,651
Geoffrey D. Osler(4) Chief Marketing Officer	2012	240,000	156,214	(6)	—		10,492	21,474	428,180
	2011	240,000	10,000		—		5,246	11,434	266,680
James N. Harmon Chief Financial Officer and Corporate Secretary	2012	200,000	136,567	(7)	—		—	11,698	348,265
	2011	85,417	8,333		275,000	(9)	—	3,000	371,750
Joseph Colannino Chief Technology Officer	2012	188,334	121,495	(8)	—		13,112	16,997	339,938
	2011	122,500	7,500		—		6,556	7,620	144,176

(1)	The amounts included in this column are the aggregate grant date fair value of stock awards computed by us for in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation, and includes amounts from stock awards granted in 2012 and 2011. For information relating to the assumptions made by us in connection with the valuation of these awards, see Notes 1, 6 and 10 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012. These amounts reflect the aggregate grant date fair value for these awards and do not correspond to the actual value that may be recognized by the individuals.

(2)	The amounts included in this column are the aggregate dollar amounts of compensation expense recognized by us for financial statement reporting purposes in accordance with Accounting Standards Codification 718, Compensation — Stock Compensation, and includes amounts from option awards granted in 2012 and 2011. For information relating to the assumptions made by us in connection with the valuation of these awards, see Notes 1, 6 and 10 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the individuals upon option exercise.
(3)	Relates to (a) healthcare benefits available to all full time employees in 2012 and 2011, (b) employer matching in a defined contribution retirement plan available to all employees commencing in May 2012, and (c) $7,619 of life and disability insurance premiums benefitting Mr. Rutkowski under his employment contract.
(4)	Mr. Osler served as a director on our Board, without compensation, from February 2008 through February 2011.
(5)	Includes a bonus of $91,044 paid in May 2012 related to 2011 performance and a bonus of $171,500 paid in December 2012 related to 2012 performance.
(6)	Includes a bonus of $66,214 paid in May 2012 related to 2011 performance and a bonus of $90,000 paid in December 2012 related to 2012 performance.
(7)	Includes a bonus of $39,567 paid in May 2012 related to 2011 performance and a bonus of $97,000 paid in December 2012 related to 2012 performance.
(8)	Includes a bonus of $29,725 paid in May 2012 related to 2011 performance and a bonus of $91,770 paid in December 2012 related to 2012 performance.
(9)	In 2011, the Company granted 125,000 shares of stock under the Plan to Mr. Harmon which were subject to declining repurchase rights by the Company at $0.0001 per share should he terminate employment or upon other related circumstances prior to June 30, 2015. The fair value of the stock at the time of grant was $2.20 per share for a total value of $275,000. After the repurchase rights had expired on 62,500 shares, the Company terminated the remaining stock grant agreement in December 2012 and issued a new stock grant for 62,500 shares, of which 2,500 shares were vested immediately. The new stock grant is subject to declining repurchase rights by the Company on 60,000 shares at $0.0001 per share should Mr. Harmon terminate employment or upon other related circumstances prior to September 30, 2016.

Outstanding Equity Awards

The following table sets forth certain information concerning outstanding equity awards of our common stock for our NEO’s at December 31, 2012. No options were exercised by our NEO’s during the last two fiscal years.

	OPTION AWARDS					STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (b)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (d)	Option Exercise Price (e)	Option Expiration Date (f)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (i)		Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights that have not Vested (j)
Richard F. Rutkowski	125,000		—	$2.20	9/30/2021	—		—
Geoffrey D. Osler	31,250	(1)	31,250	$2.20	9/30/2021	—		—
James N. Harmon	—		—	—	—	60,000	(2)	$132,000
Joseph Colannino	39,063	(1)	39,062	$2.20	9/30/2021	—		—

(1)	Unearned options vest 40% on July 1, 2012 and 5% on the first day of each calendar quarter thereafter until fully vested on June 30, 2015. In the event of a change in control of the Company, the unvested options become fully vested. At December 31, 2012, these options have vested 50%.

(2)	The stock award is subject to a repurchase option by the Company at $0.0001 per share should Mr. Harmon terminate employment, or upon other related circumstances. The repurchase right expires ratably and on a quarterly basis over the period January 1, 2013 to September 30, 2016. In the event of a change in control of the Company, the repurchase right terminates.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

On December 27, 2011 we entered into an Employment Agreement with Richard Rutkowski, our Chief Executive Officer. The agreement was effective on January 1, 2012 and, unless earlier terminated, will continue for a term of 3 years and for successive 2 year periods as agreed to by Mr. Rutkowski and the Company. Mr. Rutkowski's annual salary will be $350,000 during the term of the agreement. A cost-of-living adjustment will be made to the annual salary each year of the term. The Compensation Committee may grant an annual bonus to Mr. Rutkowski based on performance standards and goals achieved by him. During the term of the agreement, we have agreed to provide, at our sole expense, (i) medical and dental benefits for Mr. Rutkowski, his spouse and children, (ii) disability insurance which, in the event of a disability, will replace 60% of the annual salary paid to Mr. Rutkowski at the time the disability occurred, and (iii) term life insurance in the amount of $1,750,000. No later than 30 days after each annual anniversary of the effective date of the agreement, we will grant to Mr. Rutkowski an option to purchase shares of our common stock in an amount to be recommended by the Compensation Committee. The agreement may be terminated for cause, or without cause due to Mr. Rutkowski's death or disability, at his election, at our election, or as a result of a change of control. If the agreement is terminated as a result of Mr. Rutkowski's death, disability or by his election, Mr. Rutkowski will receive accrued but unpaid annual salary and the value of accrued but unused vacation pay through the effective date of the termination, accrued but unpaid annual bonus, if any and business expenses incurred prior to the effective date of termination. If we terminate the agreement without cause, Mr. Rutkowski will receive accrued but unpaid annual salary and the value of accrued but unused vacation pay through the effective date of the termination, accrued but unpaid annual bonus, if any, business expenses incurred prior to the effective date of termination and the greater of the salary that would be due to him if his employment had not been terminated or 12 months of annual salary, less legal deductions. Mr. Rutkowski would also be entitled to continue to participate in employee benefit plans for a period of 12 months following termination of his employment. If his employment is terminated as a result of a change of control, Mr. Rutkowski will receive accrued but unpaid annual salary and the value of accrued but unused vacation pay through the effective date of the termination, accrued but unpaid annual bonus, if any, business expenses incurred prior to the effective date of termination and an amount equal to his annual salary for the balance of the term, in a lump sum and without discount to present value, but in no event shall such payment total less than the annual salary.

All of the Company’s Option Awards and Stock Awards for its executives include change-in-control arrangements whereby any unvested stock options would vest or any bargain repurchase options for stock grants would terminate as a result of a change in control.

Compensation Discussion

Overview

The Compensation Committee of the Board of Directors administers our executive compensation and benefit programs. The Compensation Committee is comprised exclusively of independent directors and oversees all compensation and benefit programs and actions that affect our executive officers.

Compensation Process and Role of Management

The Compensation Committee is responsible for determining and approving all compensation for our executive officers. Pursuant to its charter, the Compensation Committee recommends to the full Board the salary, annual incentive compensation or bonus, long-term incentive compensation in the form of stock options or stock grants, and all other employment, severance and change-in-control agreements applicable to executive officers. Our Chief Executive Officer assists the Compensation Committee in its deliberations with respect to the compensation payable to our other executive officers, and typically recommends specific compensation packages for our executive officers based upon his assessment and evaluation of their performance.

Following the end of each fiscal year, our Chief Executive Officer evaluates executive officer performance for the prior fiscal year, other than his own performance, and discusses the results of such evaluations with the Compensation Committee. The Chief Executive Officer assesses each executive officer’s performance for the prior fiscal year based upon subjective factors concerning such officer’s individual business goals and objectives, and the contributions made by the executive officer to our overall results. The Chief Executive Officer then makes specific recommendations to the Compensation Committee for adjustments to base salary and the grant of a target bonus and/or equity award, if appropriate, as part of the compensation packages for each executive officer, other than himself, for the next fiscal year.

The Compensation Committee reviews the performance of the Chief Executive Officer and determines all compensation for the Chief Executive Officer. The Chief Executive Officer is not present at the time the Compensation Committee reviews his performance and discusses his compensation.

Evaluation of Compensation Practices

In 2012, the Compensation Committee engaged Buck Consultants to evaluate our executive compensation program. The objective was to determine the equity and competitiveness of our practices with those of peer companies and relevant standards promulgated by shareholder rights organizations and other relevant stakeholders. Although the study analyzed executive compensation comprehensively, there was particular focus on equity incentives for executives. The Compensation Committee integrated the results of the study into its evaluation of executive compensation in 2012 and expects to reference it in the future as a framework for executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known to us about beneficial ownership of our common stock by:

•	each of our directors;
•	each of our current NEOs as well as any additional individuals identified as NEOs in the section of this report titled “Executive Compensation”;
•	all of our directors and executive officers as a group; and
•	each person known by us to beneficially own 5% or more of our common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of March 6, 2013 through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of outstanding options and warrants that are exercisable within 60 days of March 6, 2013 are considered to be outstanding. These shares, however, are not considered outstanding as of March 6, 2013 when computing the percentage ownership of each other person.

To our knowledge, except as indicated in the footnotes to the following table and subject to state community property laws where applicable, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of ownership is based on ClearSign’s shares of common stock outstanding as of March 6, 2013.

Name and Address of Beneficial Owner(1)	Amount of Beneficial Ownership(2)		Percent of Class
Directors and Officers:
Richard F. Rutkowski	284,375	(3)	3.2%
Geoffrey D. Osler	526,865	(4)	6.0%
James N. Harmon	126,433	(5)	1.4%
Joseph Colannino	60,301		0.7%
Andrew U. Lee	50,826	(7)	0.6%
Roberto Ruiz	200		0.0%
David B. Goodson	1,040,000	(8)	11.8%
Lon E. Bell, Ph.D.	66,933	(9)	0.8%
Stephen E. Pirnat	16,933	(9)	0.2%
Scott P. Isaacson	16,933	(9)	0.2%
All Directors and Executive Officers as a Group (10 persons)	2,189,799		24.2%
5% Shareholders:
BD and DBG Living Trust	1,040,000	(8)	11.8%
MDB Capital Group LLC	534,025	(10)	5.9%
Christopher A. Marlett	810,967	(11)	8.9%

(1)	The address of each officer and director and the BD and DBG Living Trust is 12870 Interurban Avenue South, Seattle, Washington 98168.
(2)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is generally determined by voting powers and/or investment powers with respect to securities. Unless otherwise noted, the shares of common stock listed above are owned as of March 6, 2013, were determined using public records, and are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them.
(3)	Includes options to purchase 128,125 shares of common stock exercisable within 60 days from March 6, 2013.
(4)	Includes options to purchase 35,740 shares of common stock exercisable within 60 days from March 6, 2013.
(5)	Includes 125,000 shares which were awarded under the 2011 Equity Incentive Plan and are in part subject to repurchase by the Company at $0.0001 per share should Mr. Harmon terminate employment, or upon other related circumstances, prior to September 30, 2016. At March 6, 2013, the Company’s repurchase rights remained on 60,000 shares and had expired on 65,000 shares. Also includes options to purchase 833 shares of common stock exercisable within 60 days from March 6, 2013.
(6)	Includes options to purchase 44,826 shares of common stock exercisable within 60 days from March 6, 2013.
(7)	Includes options to purchase 44,826 shares of common stock exercisable within 60 days from March 6, 2013.
(8)	The BD and DBG Living Trust (the “Trust”) is an irrevocable trust established for the benefit of David B. Goodson, a director, and his child. Howard Sprouse is the trustee of the Trust, and in such capacity he has voting and investment control over the shares owned by the Trust. Mr. Sprouse disclaims beneficial ownership of the shares owned by the Trust.
(9)	Includes 10,000 shares that are held in escrow. Following completion of the individual’s service during the quarter, 2,500 shares will be released on each of March 31, June 30, September 30, and December 31, 2013.

(10)	The address for MDB Capital Group LLC is 401 Wilshire Boulevard, Suite 1020, Santa Monica, California 90401. This amount includes 289,207 shares of common stock and warrants for the purchase of 244,818 shares of common stock. Christopher A. Marlett has sole voting and dispositive power with respect to these shares of common stock.
(11)	The address for Christopher A. Marlett is 401 Wilshire Boulevard, Suite 1020, Santa Monica, California 90401. This amount includes 183,190 shares of common stock and warrants for the purchase of 89,859 shares of common stock owned by Mr. Marlett. This amount also includes 3,593 shares of common stock owned by Integrated Surgical Systems, Inc. and 289,207 shares of common stock and a warrant for the purchase of 244,818 shares of common stock owned by MDB Capital Group LLC, for both of which he is deemed the beneficial owner. Mr. Marlett is the CEO and a director of Integrated Surgical Systems, Inc. The board of directors of Integrated Surgical Systems, Inc., at large, holds voting and investment control over the securities held by the corporation. Mr. Marlett is also CEO of MDB Capital Group LLC and has sole voting and dispositive power with respect to its shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For the years ended December 31, 2012 and 2011 and for the period from inception (January 23, 2008) to December 31, 2012, the Company paid consulting fees of $145,000, $108,000 and $262,000, respectively, to the Alternative Energy Resource Alliance (AERA), a non-profit organization whose executive director is David Goodson. In exchange, Mr. Goodson provides services as the Company’s Chief Science Officer. The Company expects to continue this relationship with AERA and Mr. Goodson for the foreseeable future with consulting fees estimated at $145,000 per annum. Mr. Goodson is a director and co-founder of the Company and, through an irrevocable trust, a significant beneficial owner of the Company's common stock at December 31, 2012.

In April and May 2012, the Company completed an initial public offering (IPO) whereby the underwriter, MDB Capital Group LLC (MDB), earned underwriter fees of $1,208,000 and 345,000 warrants to purchase ClearSign’s common stock at $5.00 per share which are exercisable from April 2013 to April 2017. The fair value of the warrants was estimated to be $128,000 on the date of the grant using the Black-Scholes option-pricing model. For information relating to the assumptions made by us in connection with the valuation of these awards, see Note 6 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012.

From March to May 2011, the Company completed the sale of 1,363,364 shares of common stock at $2.20 per share to raise approximately $3 million. In conjunction with this sale, the placement agent, MDB, earned a fee of $300,000, which MDB elected to receive in the form of 136,364 shares of common stock valued at $2.20 per share, and 136,368 warrants to purchase ClearSign’s common stock at $2.20 per share which are exercisable through May 2016. The fair value of the warrants was estimated to be $64,000 on the date of the grant using the Black-Scholes option-pricing model. For information relating to the assumptions made by us in connection with the valuation of these awards, see Note 6 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012.

In addition, MDB provided consulting services to the Company in 2011 where it earned a fee of $1,000,000 which MDB elected to receive in the form of 454,547 common stock valued at $2.20 per share. MDB was also paid $65,000 for patent work and $11,000 of travel expenses in 2012. MDB and its chief executive officer constitute a significant beneficial owner of the Company's common stock at December 31, 2012.

Other than as disclosed above, during our last two fiscal years, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS AND STOCKHOLDER PROPOSALS

Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our Proxy Statement and form of proxy for our 2014 Annual Meeting of stockholders must be received by us no later than November 13, 2013, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this Proxy Statement, and must comply with the requirements of the proxy rules promulgated by the SEC. Stockholder proposals should be addressed to our Corporate Secretary at 12870 Interurban Avenue South, Seattle, WA 98168.

Recommendations from stockholders which are received after the deadline likely will not be considered timely for consideration by the Committee for next year’s Annual Meeting.

OTHER MATTERS

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If other matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, of if no recommendation is given, in their own discretion.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2012 is being mailed with this Proxy Statement to stockholders entitled to notice of the Annual Meeting. The Annual Report includes the financial statements and management’s discussion and analysis of financial condition and results of operations. The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Proxy Statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this Proxy Statement, we will send a copy to you if you address your written request to, or call, James N. Harmon, Chief Financial Officer and Corporate Secretary of ClearSign Combustion Corporation, 12870 Interurban Avenue South, Seattle, WA 98168, telephone number (206) 673-4848.

Copies of the documents referred to above that appear on our website are also available upon request by any stockholder addressed to our Corporate Secretary, ClearSign Combustion Corporation, 12870 Interurban Avenue South, Seattle, WA 98168.

CLEARSIGN COMBUSTION CORP
12870 Interurban Avenue South
SEATTLE, WA 98168

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
01 Richard F. Rutkowski	☐	☐	☐
02 Stephen E. Pirnat	☐	☐	☐
03 Scott P. Isaacson	☐	☐	☐
04 Lon E. Bell, Ph.D.	☐	☐	☐
05 David B. Goodson	☐	☐	☐

	For	Against	Abstain
2. Ratification of appointment of Gumbiner Savett Inc. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐
3. Approval of the ClearSign Combustion Corporation 2013 Equity Plan for Consultants.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000165250_1 R1.0.0.51160

SAMPLE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

CLEARSIGN COMBUSTION CORP
Annual Meeting of Shareholders
May 2, 2013 3:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Richard F. Rutkowski and James N. Harmon, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CLEARSIGN COMBUSTION CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholders to be held at 03:00 PM PDT on 5/2/2013, at ClearSign Combustion Corporation, 12870 Interurban Avenue South, Seattle, WA 98168, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

SAMPLE

0000165250_2 R1.0.0.51160